EXHIBIT 10.6.3

                                     FORM OF
                           RESTRICTED STOCK AGREEMENT

     RESTRICTED STOCK AGREEMENT (the "Agreement") dated this ______ day of ________, 1996 providing for the granting of certain shares of restricted stock by GGS Holdings, Inc., a Delaware corporation (the "Corporation"), to _____________, a non-employee director of the Corporation or of a subsidiary of the Corporation (the "Grantee").

     As of ________ ___, 1996, the Corporation has duly adopted the GGS Holdings, Inc. Management Stock Incentive Plan (the "Plan"), which is incorporated herein by reference. Unless otherwise expressly stated, all defined terms herein shall have the same meanings ascribed to them in the Plan. In accordance with Section 12 of the Plan, the Grantee is to be granted restricted stock under the Plan representing shares of nonvoting common stock, par value $.01 per share (the "Nonvoting Shares"), of the Corporation.

     1. Number of Shares. The Corporation hereby irrevocably grants to the Grantee ______ Nonvoting Shares (the "Restricted Stock") on the terms and subject to the conditions set forth herein and in the Plan.

     2. Vesting; Forfeiture. (a) This Agreement shall terminate upon the earliest of (i) the date that is ten (10) years from the date hereof (the "Date of Grant"), (ii) the date

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upon which all Restricted Stock granted pursuant hereto becomes completely vested and (iii) the date upon which the Restricted Stock (or any portion thereof) is forfeited pursuant to Section 3 hereof. Upon the termination of this Agreement, any Restricted Stock which has not yet vested shall be forfeited, and all rights of the Grantee with respect to such Restricted Stock hereunder and in connection with such Restricted Stock under the Plan shall cease.

     (b) Subject to prior termination thereof, one-fifth of the Restricted Stock granted pursuant hereto shall vest on the Date of Grant and one-fifth of the Restricted Stock granted pursuant hereto shall vest on each of the first through fourth annual anniversaries of the Date of Grant.

     (c) Upon the consummation of an Extraordinary Transaction (as defined below) and upon the death of the Grantee, such portion, if any, of the Restricted Stock that has not vested shall become fully vested.

     (d) For purposes of this Agreement, an "Extraordinary Transaction" means an event as a result of which Stonington Partners, Inc. and its subsidiaries and affiliates ("Permitted Holders") cease to be the beneficial owners of at least 50% of the common equity of the Corporation on a fully diluted basis, or any other event as a result of which: (i) the Tag-Along Rights (as defined and set forth in the Stockholders'


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Agreement) are triggered; (ii) the Corporation consolidates, enters into a plan of reorganization with, or merges with or into another corporation or conveys, transfers or leases all or substantially all of its assets to any person, or any corporation consolidates with or merges with or into the Corporation, in any such event pursuant to a transaction in which the outstanding voting common stock of the Corporation is changed into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding voting common stock of the Corporation is changed into or exchanged for, in whole or in part, voting stock of the surviving corporation which is not redeemable capital stock and (B) the holders of the voting common stock of the Corporation immediately prior to such transaction own, directly or indirectly, not less than 50% of the voting stock of the surviving corporation immediately after such transaction; (iii) at any time, a majority of the members of the Board of Directors of the Corporation then in office does not consist of (A) individuals who two years prior to such date were members of the Board of Directors of the Corporation, (B) new directors whose election to such Board of Directors or whose nomination for election by the shareholders of the Corporation was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such two-year period or whose election or nomination for election was previously ap proved by directors elected or


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nominated in accordance with this clause (B) and (C) such other directors as have been nominated or approved by the Permitted Holders; or (iv) the Corporation is liquidated, dissolved, wound-up or adopts a plan of liquidation.

     3. Forfeiture Upon Termination of Service. Except in circumstances and to the extent specified the Plan or the Stockholders' Agreement, Restricted Stock which has not yet vested shall be forfeited immediately upon the Grantee's ceasing to be a full-time employee of, a director of or a consultant to the Corporation or any of its subsidiaries for any reason; provided that, if the Grantee ceases to be a full-time employee of, a director of or a consultant to the Corporation or any of its subsidiaries due to the Grantee's death, Restricted Stock which has not yet vested shall immediately vest upon the Grantee's death and shall not be forfeited.

     4. Non-Transferability of Restricted Stock. Except in accordance with the terms of the Stockholders Agreement, the Restricted Stock and this Agreement (i) may not be assigned, transferred, pledged or hypothecated in any way, (ii) shall not be assignable by operation of law and (iii) shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Restricted Stock contrary to the provisions hereof shall be null and void and without effect.


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     5. Section 83(b) Election. As a condition to receiving the Restricted
Stock, the Grantee shall, within 30 days after the date hereof, make the election permitted by Section 83(b) of the Code with respect to the Restricted Stock, and any comparable election under state or local tax law, and the Corporation shall assist the Grantee in the completion and timely filing of such elections.

     6. Specific Restrictions Upon Nonvoting Shares. The Grantee hereby agrees with the Corporation as follows:

     (a) the Grantee shall acquire the Nonvoting Shares represented by the Restricted Stock for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933, as amended (the "Securities Act"), and shall not dispose of any Nonvoting Shares in any transaction which, in the opinion of counsel to the Corporation, may violate the Securities Act, or the rules and regulations thereunder, or any applicable state securities, or "blue sky," laws;

     (b) if any Nonvoting Shares shall be registered under the Securities Act, no public offering (otherwise than on a national securities exchange, as defined in the Exchange Act) of any Nonvoting Shares shall be made by the Grantee (or any other person) under such circumstances that he or she (or such


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other person) may be deemed an underwriter, as defined in the Securities Act;
and

     (c) the Corporation shall have the authority to endorse upon the certificate or certificates representing the Nonvoting Shares such legends referring to the foregoing restrictions or any other applicable restrictions, as the Corporation may deem appropriate, including those resulting from the fact that the Grantee is a party to the Stockholders' Agreement.

     7. Termination of Service. The employment, consultancy or directorship of the Grantee shall not be deemed to have terminated if the Grantee is absent from such employment, consultancy or directorship by reason of an approved leave of absence (in accordance with the applicable policy of the Corporation or the applicable subsidiary) or is transferred to and becomes an employee, consultant or director of a subsidiary of the Corporation or the Corporation, and, in the case of a consultant, the expiration of a consulting arrangement without the prior termination thereof shall not be deemed a termination of such arrangement (or cessation of being a consultant) for purposes of this Agreement. If a subsidiary of the Corporation ceases to be such a subsidiary, the employment, consultancy or directorship, as applicable, of each employee, consultant and director of such subsidiary who is not an employee, consultant


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or director of the Corporation or of another (remaining) subsidiary of the
Corporation immediately thereafter shall be deemed to have ceased on the date such subsidiary ceases to be a subsidiary of the Corporation unless proper provision is made for the conversion of such Grantee's Nonvoting Shares into shares of capital stock of the surviving or acquiring company on terms which are intended to preserve substantially the economic value thereof.

     8. Time. Time is of the essence for this Agreement.

     9. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, successors and permitted assigns.

     10. THE GRANTEE HEREBY REPRESENTS, WARRANTS AND ACKNOWLEDGES TO THE CORPORATION THAT THE GRANTEE IS A DIRECTOR OF THE CORPORATION OR A SUBSIDIARY OF THE CORPORATION AND THAT THE GRANTEE WAS NOT AND IS NOT BEING INDUCED TO ENTER INTO THIS AGREEMENT BY AN EXPECTATION OF DIRECTORSHIP OR CONTINUED DIRECTORSHIP.

     11. Notices. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office as registered mail, postage prepaid, addressed, as appropriate, to the


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Grantee at his or her address set forth below or such other address as he or she may designate in writing to the Corporation, or to the Corporation, c/o Stonington Partners, Inc., 767 Fifth Avenue, 48th Floor, New York, New York 10153, Attention: Alexis P. Michas or such other address(es) as the Corporation may designate in writing to the Grantee.

     12. Failure to Enforce Not a Waiver. The failure of the Corporation to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

     13. Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to principles of conflict of laws.

     14. Provisions of Plan. The Restricted Stock provided for herein is granted pursuant to the Plan, and said Restricted Stock and this Agreement are in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Agreement solely by reference or are expressly cited herein. In the event of any inconsistency between this Agreement and the Plan, the terms of the Plan shall govern to the extent of such inconsistency. For greater certainty, without limiting the generality of the foregoing, the Grantee agrees to be bound by any amendments to the Plan or this Agreement made


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by the Compensation Committee of the Board of Directors of the Corporation or
the Board of Directors of the Corporation in accordance with the provisions of the Plan to conform the Plan or this Agreement to the rules and regulations of any appropriate regulatory authority or any national securities exchange on which the Corporation proposes to list or lists any of its shares. From and after the date, if any, on which any shares of the Corporation are listed on any national securities exchange and/or subject to the rules and regulations of any applicable regulatory authority, the terms and conditions of this Agreement and the implementation thereof shall be subject to the rules and regulations of such exchange and/or regulatory authority, as the case may be, and, in the event of any inconsistency between the terms and conditions of this Agreement and the rules and regulations of any such exchange and/or regulatory authority, as the case may be, the rules and regulations of such exchange and/or regulatory authority, as the case may be, shall prevail.


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     IN WITNESS WHEREOF, the Corporation has executed this Agreement in duplicate on the day and year first above written.

                                       GGS HOLDINGS, INC.



                                       By:_____________________________________
                                          Name:
                                          Title:


The undersigned hereby accepts, and agrees to, all terms and provisions of the foregoing Agreement.



                                       ________________________________________
                                                       [name]

                                       ________________________________________

                                       ________________________________________
                                                       ADDRESS

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